Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto, the “Schedule 13D”) relating to the shares of common stock, par value $1.00 per share, of Altisource Portfolio Solutions S.A., which may be deemed necessary pursuant to Regulation 13D or 13G promulgated under the Exchange Act.

The undersigned further agree that each party hereto is responsible for the timely filing of the Schedule 13D, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has a reason to believe that such information is inaccurate.

It is understood and agreed that a copy of this Joint Filing Agreement shall be attached as an exhibit to the Schedule 13D, filed on behalf of each of the parties hereto.

William C. Erbey
Dated: January 16, 2015
/s/ William C. Erbey
William C. Erbey

E. Elaine Erbey
Dated: January 16, 2015
/s/ E. Elaine Erbey
E. Elaine Erbey

Erbey Holding Corporation
Dated: January 16, 2015
	By:	/s/ William C. Erbey
Name: William C. Erbey
Title: President

Salt Pond Holdings, LLC
Dated: January 16, 2015
	By:	/s/ William C. Erbey
Name: William C. Erbey
Title: President